Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268

conyers.com

23 August 2023

Matter No.: 837452

Doc Ref: FW#109241675

(852) 2842 9521

Flora.Wong@conyers.com

Globavend Holdings Limited

Room 13 18th Floor Tsuen Wan Industrial Centre

220-248 Texaco Road New Territories

Hong Kong

Dear Sir/Madam,

Re: Globavend Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares of par value US$0.001 each of the Company (the “Ordinary Shares”) (including the Ordinary Shares issuable upon the exercise by the underwriters of their over-allotment option). The Registration Statement contains two prospectuses (collectively, the “Prospectuses”), being (a) a prospectus to be used for the public offering by the Company of up to 1,875,000 Ordinary Shares, including any Ordinary Shares issuable upon the exercise by the underwriters of their over-allotment option (the “IPO Shares”); and (b) a prospectus to be used for the sale by the selling shareholders whose names are set out in the schedule hereto (the “Selling Shareholders”) of up to 1,680,210 Ordinary Shares.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement; and

1.2	drafts of the preliminary Prospectuses which are in substantially final form.

We have also reviewed copies of:

1.3	the memorandum of association and articles of association of the Company adopted at the time of incorporation of the Company, each certified by the sole director of the Company on 23 August 2023;

1.4	the written resolutions of the sole director of the Company dated 18 August 2023 and the unanimous written resolutions of the members of the Company dated 18 August 2023 (collectively, the “Resolutions”);

1.5	the amended and restated memorandum of association and amended and restated articles of association of the Company conditionally adopted on 18 August 2023, each certified by the sole director of the Company on 23 August 2023 (the “Listing M&As”);

1.6	the register of members of the Company certified by the sole director of the Company on 23 August 2023 (the “Register of Members”);

1.7	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 23 August 2023 (the “Certificate Date”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Anna W. X. Lin, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectuses and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Listing M&As will be effective immediately prior to the closing of the Company’s initial public offering of the IPO Shares;

2.6	that the Listing M&As will not be amended in any manner that would affect the opinions expressed herein;

2.7	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8	that upon the issue of any IPO Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9	that the Resale Shares have been fully paid for and the issue price was at or above par value of the Resale Shares;

2.10	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the IPO Shares and the sale of the Resale Shares, and the due execution and delivery thereof by each party thereto;

2.11	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectuses and that the Registration Statement will be duly filed with or declared effective by the Commission; and

2.12	that the Prospectuses, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

3.2	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

3.3	This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the IPO Shares by the Company and is not to be relied upon in respect of any other matter.

conyers.com | 2

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	Based solely on our review of the Register of Members, as at the date of certification, the Selling Shareholders were the registered holders of an aggregate of 1,680,210 Ordinary Shares, and such Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4	The statements under the caption “Material Income Tax Consideration - Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

conyers.com | 3

Schedule

Names of selling shareholders

Central Master Enterprises Limited

Orient Max International Corporation

Rich Plenty International Limited

conyers.com | 4